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                                   EXHIBIT 21
                               BARNETT BANKS, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                         IN ADDITION TO PAGE 62 OF THE
                       1995 ANNUAL REPORT TO SHAREHOLDERS
                                DECEMBER 31, 1995


     Name                                             State of Incorporation
     ----                                             ----------------------

Barnett Merger Corporation                                    Florida